STOCK PURCHASE AGREEMENT


     THIS AGREEMENT made this 20th day of May, 1999 by and between Pacific USA Holding Corp., a Texas corporation (the "Seller"), with a principal office located at Willowbend Center, 2740 North Dallas Parkway, Suite 200, Plano, Texas 75903-4705, and Laidlaw Global Corporation (the "Purchaser"), with an address of 100 Park Avenue, New York, New York 10017.

     WHEREAS, Laidlaw Pacific Financial Services (Holdings) Ltd. ("LPFS") is a corporation organized under the laws of the State of Hong Kong; and

     WHEREAS, Seller is the owner of 10,000 shares of commons stock of LPFS, par value HK $1.00, which amount equals 100% of the issued and outstanding shares of common stock of LPFS (collectively, the "LPFS Common Stock"); and

     WHEREAS, Purchaser wishes to hereby purchase the LPFS Common Stock from the Seller; and

     WHEREAS, Seller desires to sell the LPFS Common Stock to Purchaser, but only upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises and the representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are here hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1. Sale. Upon the terms and conditions hereinafter set forth and on the date of Closing (as hereinafter defined), Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser agrees to purchase and take delivery, upon the terms and conditions hereinafter set forth, all of the LPFS Common Stock, free and clear of all security interests, claims, liens and other encumbrances except as may be set forth in this Agreement.

     2. Consideration. In consideration of the sale, transfer and delivery of the LPFS Common Stock by the Seller hereunder, the Purchaser shall, on the date of Closing, deliver to Seller certificates representing 200,000 shares of common stock of Seller, par value $0.00001 (collectively, the "LGS Common Stock"), duly endorsed for transfer, and free and clear of all security interests, claims, liens and other encumbrances except as may be set forth in this Agreement.

     3. The Closing. The "Closing" means the settlement of the obligations of Seller and Purchaser to each other under this Agreement, including the payment of the purchase price to Seller as provided in Paragraph 2. The Closing shall be held at Laidlaw Global Corporation, 100 Park Avenue, New York, New York 10017 on or about June 4, 1999 (the "Closing Date").


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     4. Conditions Precedent to Closing. All obligations of Seller and Purchaser under this Agreement are subject to the fulfillment, or waiver by the party or parties to be benefitted, prior to or at the Closing, of all conditions elsewhere herein set forth prior to the date of Closing, of each of the following conditions:

          (a) All transactions contemplated in the May 20, 1999 Exchange Agreement between PUSA Investment Company, Laidlaw Pacific Financial Services (Holdings) Ltd. and Laidlaw Holdings, Inc., shall be completed and any and all obligations of the parties thereunder have been fully satisfied.

          (b) The Seller maintains a net capital of a minimum of approximately HK $21.5 million after payment of its long term debt payable to Purchaser.

          (c) The respective representations, warranties and covenants of Seller and Purchaser contained in this Agreement shall be true at the time of Closing as though such representations, warranties and covenants were made at such time.

          (d) The Seller and Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by each prior to or at the Closing.

          (e) Each party shall have satisfied itself that all transactions contemplated by this Agreement, including those contemplated by the exhibits attached hereto, shall be legal and binding under applicable statutory and case law of the State of Delaware including, but not limited to Delaware's securities laws and all other applicable state securities laws.

     5. Representations and Warranties of Seller. In order to induce Purchaser to enter into this Agreement, Seller represents and warrants to the Purchaser that:

          (a) Seller (i) has adequate means of providing for Seller's current needs and possible personal contingencies, and has no need for liquidity of Seller's investment in the LGS Common Stock; (ii) Seller is an Accredited Investor, as that term is defined in Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and can bear the economic risk of losing Seller's entire investment in the LGS Common Stock; (iii) Seller has, such knowledge and experience in financial matters and is capable of evaluating the relative risks and merits of its investment; and, (iv) Seller acknowledges and is aware that none of LGS Common Stock sold, transferred and delivered to Seller shall be registered under federal securities laws but, rather, shall be considered "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act, and further that the certificates evidencing all of the LGS Common Stock shall bear a legend worded in substantially the following form:

                       THE SECURITIES REPRESENTED BY THIS
                      CERTIFICATE HAVE NOT BEEN REGISTERED


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


                      UNDER THE  SECURITIES  ACT OF 1933,
                      AS  AMENDED,  OR  APPLICABLE  STATE
                      SECURITIES   LAWS.  THE  SECURITIES
                      HAVE BEEN  ACQUIRED FOR  INVESTMENT
                      AND MAY NOT BE  OFFERED  FOR  SALE,
                      SOLD,  TRANSFERRED  OR  ASSIGNED IN
                      THE   ABSENCE   OF   AN   EFFECTIVE
                      REGISTRATION   STATEMENT   FOR  THE
                      SECURITIES UNDER THE SECURITIES ACT
                      OF 1933, AS AMENDED,  OR APPLICABLE
                      STATE   SECURITIES   LAWS,   OR  AN
                      OPINION OF COUNSEL,  IN A GENERALLY
                      ACCEPTABLE FORM, THAT  REGISTRATION
                      IS NOT  REQUIRED  UNDER SAID ACT OR
                      APPLICABLE STATE SECURITIES LAWS OR
                      UNLESS  SOLD  PURSUANT  TO RULE 144
                      UNDER SAID ACT.


          (b) All documents requested by the Seller, pertaining to Purchaser or the LGS Common Stock, have been furnished to Seller;

          (c) The Seller has had a reasonable opportunity to ask questions of and receive answers from the Purchaser, or a person or persons acting on its behalf, concerning the terms and conditions of this investment and all such questions have been answered to the full satisfaction of the undersigned;

          (d) The LGS Common Stock for which Seller hereby acquires are being acquired solely for Seller's own account, for investment and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof, and Seller has no present plans to enter into any such contract, undertaking, agreement or arrangement;

          (f) The Purchaser has never been represented, guaranteed, or warranted by any broker, investment adviser, the Purchaser, its agents, or employees or any other person, expressly or by implication, both of the following:
     (i) the approximate or exact length of time that Seller will be required to remain as owner of the LGS Common Stock; and (ii) the past performance or experience of the directors and officers of Purchaser or any affiliate (as defined in Rule 405 under the Securities Act,) any securities broker or finder, its partners, salesmen, associates, agents, or employees or of any other person, will in any way indicate the predictable results of the ownership of the LGS Common Stock or of Purchaser.

     6. Representations and Warranties of Purchaser. In order to induce Seller to enter into this Agreement, Purchaser represents and warrants to the Seller that:

          (a) Purchaser (i) has adequate means of providing for Purchaser's current needs


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


     and possible personal contingencies, and has no need for liquidity of Purchaser's investment in the LPFS Common Stock; (ii) Purchaser is an Accredited Investor, as that term is defined in Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and can bear the economic risk of losing Purchaser's entire investment in the LPFS Common Stock; (iii) Purchaser has, such knowledge and experience in financial matters and is capable of evaluating the relative risks and merits of its investment; and, (iv) Purchaser acknowledges and is aware that none of LPFS Common Stock sold, transferred and delivered to Purchaser shall be registered under federal securities laws but, rather, shall be considered "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act, and further that the certificates evidencing all of the LPFS Common Stock shall bear a legend worded in substantially the following form:


                    THE  SECURITIES  REPRESENTED  BY THIS
                    CERTIFICATE  HAVE NOT BEEN REGISTERED
                    UNDER THE  SECURITIES ACT OF 1933, AS
                    AMENDED,    OR    APPLICABLE    STATE
                    SECURITIES  LAWS. THE SECURITIES HAVE
                    BEEN ACQUIRED FOR  INVESTMENT AND MAY
                    NOT  BE  OFFERED   FOR  SALE,   SOLD,
                    TRANSFERRED   OR   ASSIGNED   IN  THE
                    ABSENCE OF AN EFFECTIVE  REGISTRATION
                    STATEMENT  FOR THE  SECURITIES  UNDER
                    THE   SECURITIES   ACT  OF  1933,  AS
                    AMENDED,    OR    APPLICABLE    STATE
                    SECURITIES  LAWS,  OR AN  OPINION  OF
                    COUNSEL,  IN A  GENERALLY  ACCEPTABLE
                    FORM,   THAT   REGISTRATION   IS  NOT
                    REQUIRED UNDER SAID ACT OR APPLICABLE
                    STATE  SECURITIES LAWS OR UNLESS SOLD
                    PURSUANT TO RULE 144 UNDER SAID ACT.


          (b) All documents requested by the Purchaser, pertaining to LPFS or the LPFS Common Stock, have been furnished to Purchaser;

          (c) The Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Seller, or a person or persons acting on its behalf, concerning the terms and conditions of this investment and all such questions have been answered to the full satisfaction of the undersigned;

          (d) The LPFS Common Stock for which Purchaser hereby acquires are being acquired solely for Purchaser's own account, for investment and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof, and Purchaser has no present plans to enter into any such contract, undertaking, agreement or arrangement;


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


          (f) The Seller has never been represented, guaranteed, or warranted by any broker, investment adviser, the Seller, its agents, or employees or any other person, expressly or by implication, both of the following: (i) the approximate or exact length of time that Purchaser will be required to remain as owner of the LPFS Common Stock; and (ii) the past performance or experience of the directors and officers of Seller or any affiliate (as defined in Rule 405 under the Securities Act), any securities broker or finder, its partners, salesmen, associates, agents, or employees or of any other person, will in any way indicate the predictable results of the ownership of the LPFS Common Stock or of LPFS.

     7. Encumbrances and Binding Effect. This Agreement is a valid and binding obligation of both Purchaser and Seller, enforceable in accordance with its terms, subject to application of bankruptcy, insolvency, reorganization and moratorium laws and other generally applicable laws affecting enforcement of creditor's rights. The execution and delivery by both parties of this Agreement and the performance will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under any provision of any state or federal law to which the Purchaser and Seller are subject, any agreement of either parties, or of any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which either Purchaser or Seller is a party or by which any of the Purchaser's or the Seller's Property is bound.

     8. Disclosure. Neither this Agreement nor any exhibit, list, or schedule hereto, nor any written statement or certificate furnished to the Purchaser or Seller pursuant hereto or in connection with the transaction herein contemplated contains or will contain any untrue statement of a material fact, will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     9. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with contracts entered into and wholly performed within the State of New York, without giving effect to conflict of laws principles thereof, and in any action to enforce or interpret or arising under any of the provisions of this Agreement, the parties expressly agree to submit to the jurisdiction of any Federal or State court sitting in New York County, State of New York.

     10. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect.

     11. Entire Agreement and Amendments. This Agreement, including any schedules and exhibits, contains the entire understanding of Purchaser and Seller, and there are no representations, understandings, or agreements, oral or otherwise, except as stated herein. This Agreement may not be amended except by a writing signed by all parties hereto.

     12. Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered, shall constitute a complete and original instrument but all of which taken


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


together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

     13. Facsimile An Original. A facsimile of this Agreement shall be deemed to be an original for all purposes.

     14. Attorney Fees. In the event of litigation arising out of this Agreement, the prevailing party shall be entitled to collect attorney fees and costs from the losing party.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered on the day and year first herein above written.

SELLER                                            PURCHASER:

Pacific USA Holding Corp.                         Laidlaw Global Corporation

By: /s/ Larry Horner                              By: /s/ Anastasio Carayannis
   ----------------------                             --------------------------
Name: Larry Horner                                Name: Anastasio Carayannis

Title: Chairman                                   Title: President


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